UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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MORGAN STANLEY SELECT DIMENSIONS INVESTMENT SERIES
(Name of Registrant as Specified In Its Charter)

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MORGAN STANLEY SELECT DIMENSIONS INVESTMENT SERIES
MID CAP GROWTH PORTFOLIO

c/o Morgan Stanley Investment Management Inc.
522 Fifth Avenue, New York, New York 10036

Toll Free (800) 869-NEWS

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
September 11, 2017

To the Shareholders of the Mid Cap Growth Portfolio:

Notice is hereby given of a Special Meeting of Shareholders (the “Meeting”) of the Mid Cap Growth Portfolio (the “Portfolio”), a portfolio of Morgan Stanley Select Dimensions Investment Series (the “Trust”) to be held on September 11, 2017 at 9:00 a.m., at the principal executive office of the investment adviser for the Trust, Morgan Stanley Investment Management Inc., Conference Room 3G, 3rd Floor, 522 Fifth Avenue, New York, NY 10036, and any adjournments or postponements thereof.

The Meeting is being held for the following purposes:

1.  To consider and act upon a proposal to liquidate the Portfolio and terminate the Trust, pursuant to the Plan of Liquidation adopted by the Board of Trustees of the Trust, a copy of which is attached as Exhibit A to the proxy statement accompanying this notice.

2.  To consider and act upon any other business as may properly come before the Meeting.

Only holders of record of shares of the Portfolio as of the close of business on July 5, 2017, the record date for the Meeting, are entitled to notice of, and to vote at, the Meeting or any adjournments or postponements thereof.

MARY E. MULLIN

Secretary

Dated: July 21, 2017

You can help avoid the necessity and expense of sending follow-up letters to ensure a quorum by promptly returning the enclosed Proxy Card. If you are unable to be present in person, please fill in, sign and return the enclosed Proxy Card in order that the necessary quorum may be represented at the Meeting. The enclosed envelope requires no postage if mailed in the United States. Shareholders will be able to vote telephonically by touchtone telephone or electronically on the Internet by following instructions contained on their Proxy Card or on the enclosed Voting Instruction Card.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON SEPTEMBER 11, 2017:

The Proxy Statement for the Special Meeting of Shareholders is available on the Internet at the website address located on the enclosed Proxy Card.

MORGAN STANLEY SELECT DIMENSIONS INVESTMENT SERIES
MID CAP GROWTH PORTFOLIO

c/o Morgan Stanley Investment Management Inc.
522 Fifth Avenue, New York, New York 10036

PROXY STATEMENT

Special Meeting of Shareholders
September 11, 2017

This Proxy Statement is furnished by the Board of Trustees (the “Board,” the trustees of which are referred to as the “Trustees”) of Morgan Stanley Select Dimensions Investment Series (the “Trust”) in connection with the solicitation of proxies (separately referred to as a “Proxy” and collectively referred to as “Proxies”) by the Board for use at the Special Meeting of Shareholders (the “Meeting”) of the Mid Cap Growth Portfolio (the “Portfolio”), a portfolio of the Trust, to be held on September 11, 2017 at 9:00 a.m., at the principal executive office of the investment adviser for the Trust, Morgan Stanley Investment Management Inc. (the “Adviser”), 522 Fifth Avenue, Conference Room 3G, 3rd Floor, New York, NY 10036. It is expected that the Notice of Special Meeting of Shareholders, Proxy Statement and Proxy Card will first be mailed to applicable insurance companies (each, an “Insurance Company” and collectively, the “Insurance Companies”) on or about July 27, 2017. The purpose of the Meeting, the matters to be acted upon and the commencement time of the Meeting are set forth in the accompanying Notice of Special Meeting of Shareholders.

The Insurance Companies will furnish this Proxy Statement to the owners of variable life insurance and/or variable annuity contracts (“Contract Owners”) participating in their separate accounts that are registered with the U.S. Securities and Exchange Commission (the “SEC”) under the Investment Company Act of 1940 (the “1940 Act”) (collectively, the “Registered Accounts”) and that hold shares of beneficial interest of the Portfolio (collectively, the “Shares”) to be voted at the Meeting, and will solicit voting instructions from those Contract Owners. For purposes of this Proxy Statement, the term “Shareholder” (when used to refer to the beneficial holder of ownership interests in the Portfolio) shall also be deemed to include Contract Owners.

Each Insurance Company will vote the Shares held in its Registered Accounts: (i) for which timely voting instructions are received from Contract Owners, in accordance with such instructions; and (ii) for which no voting instructions are timely received, in the same proportion as the instructions received from Contract Owners participating in all its Registered Accounts. The Insurance Companies will vote all other Shares of the Portfolio held by them in the same proportion as the voting instructions timely received by all the Insurance Companies from Contract Owners participating in all their Registered Accounts. The effect of proportional voting as described above is that a small number of Contract Owners can determine the outcome of the voting.

Proxies from Shareholders may be revoked at any time prior to the voting of the Shares represented thereby by: (i) mailing written instructions addressed to the Secretary of the Trust, 522 Fifth Avenue, 19th Floor, New York, NY 10036; (ii) signing and returning a new proxy; or (iii) attending the Meeting and voting Shares. Attendance at the Meeting will not in and of itself revoke a Proxy; you must vote in person at the Meeting. All valid Proxies will be voted in accordance with specifications thereon, or in the absence of specifications, for approval of the Proposal. Instructions from Contract Owners may be revoked by: (i) mailing written instructions addressed to the Secretary of the Trust, 522 Fifth Avenue, 19th Floor, New York, NY 10036; or (ii) signing and returning a new Voting Instruction Card. A Contract Owner may also attend the Meeting in person to revoke previously provided voting instructions and to provide new voting instructions.

The Trust may deliver only one Proxy Statement to multiple Shareholders sharing an address, unless the Trust has received contrary instructions. The Trust will furnish, upon written or oral request, a separate copy of the Proxy Statement to a Shareholder at a shared address to which a single Proxy Statement was delivered. Requests for a separate Proxy Statement, and notifications to the Trust that a Shareholder wishes to receive separate copies in the future, should be made in writing to the Trust, c/o Morgan Stanley Client Relations, Attn: Morgan Stanley Select Dimensions Investment Series, 2000 Crown Colony Drive, Quincy, MA 02169, or by calling toll-free (800) 869-6397. Multiple Shareholders who are sharing an address and currently receiving multiple copies of periodic reports and proxy statements may request to receive only one copy of such reports and proxy statements by calling toll-free (800) 869-6397.

The Board has fixed the close of business on July 5, 2017 as the record date (the “Record Date”) for the determination of Shareholders entitled to notice of, and to vote at, the Meeting and at any adjournments or postponements thereof. Each full Share will be entitled to vote at the Meeting and each fraction of a Share will be entitled to the fraction of a vote equal to the proportion of a full Share represented by the fractional Share. As of the Record Date, the Portfolio had [  ] Shares outstanding and entitled to vote.

The cost of soliciting Proxies for the Meeting, including estimated outside counsel, audit, supplement, printing and mailing expenses, is expected to be approximately $86,000, all of which will be borne by the Portfolio. The solicitation of Proxies will be by mail, which may be supplemented by solicitation by mail, telephone or otherwise through officers of the Trust or officers and regular employees of the Adviser, Morgan Stanley & Co. LLC and/or Morgan Stanley Smith Barney LLC, without special compensation therefor. The transfer agent services for the Portfolio are currently provided by Boston Financial Data Services, Inc.

Shareholders will be able to authorize proxies to vote their Shares by touchtone telephone or by Internet by following the instructions on the Proxy Card accompanying this Proxy Statement. The Internet procedures are designed to authenticate a Shareholder’s identity to allow Shareholders to vote their Shares and confirm that their instructions have been properly recorded. To vote by Internet or by touchtone telephone, Shareholders can access the website or call the toll-free number listed on the Proxy Card. To vote by touchtone telephone or by Internet, Shareholders will need the number that appears on the Proxy Card or Voting Instruction Card in the shaded box.

The Trust will furnish, without charge, a copy of the Portfolio’s annual report for its fiscal year ended December 31, 2016 and a copy of the Portfolio’s semi-annual report for the period ended June 30, 2017, once available, to any Shareholder of the Portfolio requesting such report. Requests for the Portfolio’s annual report and/or semi-annual report should be made in writing to the Trust at Morgan Stanley Investment Management Inc., 522 Fifth Avenue, New York, NY 10036, by calling toll-free (800) 869-6397 or by visiting the Adviser’s Internet website at www.morganstanley.com/im.

Morgan Stanley Investment Management Inc. serves as the Trust’s administrator and Adviser. The business address of Morgan Stanley Investment Management Inc. is 522 Fifth Avenue, New York, NY 10036. State Street Bank and Trust Company serves as sub-administrator to the Trust. The business address of State Street Bank and Trust Company is One Lincoln Street, Boston, MA 02111-2101.

The Board of Trustees of the Trust recommends that you vote “FOR” the Proposal.

Your vote is important. Please return your Proxy Card promptly no matter how many Shares you own.

PROPOSAL: LIQUIDATION OF THE PORTFOLIO AND TERMINATION OF THE TRUST

Introduction

At a meeting held on June 14, 2017, the Board unanimously declared advisable and approved the liquidation of the Portfolio (the “Liquidation”) and termination of the Trust (the “Termination”) pursuant to the Plan of Liquidation adopted by the Board (the “Plan of Liquidation”), a copy of which is attached hereto as Exhibit A, and directed that the matter be submitted to the Portfolio’s Shareholders for their consideration and approval. The Trust’s charter requires that the Liquidation and Termination be approved by the affirmative vote of a majority of the outstanding Shares of the Portfolio and Trust.

If Shareholders approve the Liquidation and Termination, pursuant to the Plan of Liquidation, the Adviser will direct the orderly liquidation of the Portfolio’s assets as soon as reasonably practicable, the discharging of, making reasonable provision for the payment of, or maintaining reserves against all liabilities of the Portfolio, and the distribution of the net proceeds to Shareholders in a liquidating distribution. The Adviser expects that Shareholders will receive such distribution in cash. Such amount will be reduced by the expenses of the Portfolio in connection with the Liquidation and Termination, pursuant to the Plan of Liquidation. As soon as reasonably practicable following the payment of the final liquidating distribution, the Portfolio and the Trust will terminate. If Shareholders do not approve the Liquidation and Termination, pursuant to the Plan of Liquidation, the Board will consider what further action, if any, to take.

The Board unanimously recommends that you vote “FOR” the Proposal to liquidate the Portfolio and terminate the Trust, pursuant to the Plan of Liquidation.

Background

The Portfolio commenced operations on November 9, 1994 for Class X shares and July 24, 2000 for Class Y shares. As of April 30, 2017, the Portfolio’s assets under management were only $13.7 million. The anticipated growth of the Portfolio’s assets through increased sales of Shares has not been achieved and the Adviser believes it is unlikely that the Portfolio will experience material growth in assets in the foreseeable future. The Portfolio is not being utilized by its insurance distributors in any new variable annuity contracts, and has net outflows as the contracts age and reach the surrender period. The Adviser does not anticipate that the Portfolio will attract meaningful new flows to reach the scale necessary to support the Portfolio’s ongoing operating expenses. Because of the lack of investor demand, inefficiencies, higher costs and disadvantageous economies of scale attendant with the Portfolio’s small asset base, the Adviser has concluded that it would be in the best interests of the Portfolio and its Shareholders to liquidate the Portfolio and terminate the Trust and has recommended that this course of action be considered by the Trustees at a meeting held on June 14, 2017.

At a meeting held on June 14, 2017, the Board considered whether it would be appropriate and in the best interests of the Portfolio and its shareholders to liquidate the Portfolio and terminate the Trust and, after careful consideration of the matter, the Trustees approved the Liquidation and Termination pursuant to the Plan of Liquidation and directed that the matter be submitted to the Portfolio’s Shareholders for their consideration and approval.  In evaluating the Plan of Liquidation, the Trustees considered a number of factors, including: (i) the size and potential of the Portfolio’s marketplace opportunity given that the Portfolio is dedicated to two distributors and these distributors are not currently utilizing the Portfolio in new variable annuity contracts and that the Portfolio has experienced net outflows as these contracts age and reach the respective surrender period; (ii) the Portfolio’s financial viability and future ability to support its expense structure given continued net outflows; (iii) current and historical assets under management of the Portfolio; (iv) the ability of the Portfolio management team to effectively manage the Portfolio at a relative low asset level; and (v) alternatives to liquidation.  Based on consideration of the foregoing and all other factors deemed relevant by them, the Trustees determined that approval of the Plan of Liquidation was in the best interests of the Portfolio and its Shareholders.

If Shareholders of the Portfolio fail to approve the Proposal, the Portfolio will not be liquidated and will continue to operate and be managed in accordance with the investment objective and policies of the Portfolio as currently in effect. However, in such case, the Trustees would determine what alternative action, if any, should be taken.

Description of the Plan of Liquidation and the Liquidation and Termination

The Plan of Liquidation will become effective on the date of its approval by Shareholders (the “Effective Date”). Following Shareholder approval, the Portfolio will, as soon as practicable after the Effective Date, complete the sale of the portfolio securities it holds in order to convert its assets to cash and will not engage in any business activity except for the purpose of winding up its business and affairs, preserving the value of its assets and distributing assets to Shareholders after the payment to (or reservation of assets for payment to) all creditors of the Portfolio; provided that the Portfolio shall, prior to the making of the final liquidating distribution, continue to honor requests for the purchase and redemption of Shares as permitted in the Portfolio’s prospectus and may, as determined to be appropriate by the Board, make payment of dividends and other distributions to Shareholders and permit the reinvestment thereof in additional Shares. After the distribution of assets to Shareholders, the Portfolio and Trust will be terminated in accordance with the Plan of Liquidation and Massachusetts law. The Plan of Liquidation provides that the Trustees may authorize such variations from, or amendments to, the provisions of the Plan of Liquidation (other than the terms of the liquidating distribution) as may be necessary or appropriate to effect the complete Liquidation and Termination and the distribution of assets of the Portfolio to its shareholders in redemption of the issued and outstanding Shares of the Portfolio, all in accordance with the purposes intended to be accomplished by the Plan of Liquidation.

As soon as practicable after the Effective Date, the Portfolio will send to each Shareholder of record who has not redeemed its Shares a liquidating distribution equal to the Shareholder’s proportionate interest in the remaining assets of the Portfolio and information concerning the sources of the liquidating distribution. Hartford Life Insurance Company, Hartford Life and Annuity Insurance Company and The Prudential Insurance Company of America may invest the proceeds from the liquidation of the Portfolio in an alternative investment option made available by their Contracts pursuant to instructions received from the Contract Owner. In certain circumstances, if a Contract Owner fails to give instructions to their life insurance company regarding reinvestment of the liquidating distribution, the proceeds may be invested on behalf of the Contract Owner in a default option until instructions are received.

Except as may be otherwise agreed to between the Trust and the Adviser, all expenses incurred by or allocable to the Portfolio and Trust in carrying out the Plan of Liquidation shall be borne by the Portfolio.

The adoption of the Plan of Liquidation will not affect the right of Shareholders to redeem Shares of the Portfolio at their then current net asset value.

It is anticipated that all officers of the Portfolio and Trust, as well as all entities serving the Portfolio and Trust, will continue in their present positions and capacities until such time as the Portfolio and Trust are liquidated and terminated.

General Income Tax Consequences

The following is a summary of certain federal income tax considerations generally relevant to the Portfolio and its Shareholders. No attempt is made to present a detailed explanation of the tax treatment of the Portfolio or its Shareholders, and the discussion here is not intended as a substitute for careful tax planning. Shareholders are urged to consult their tax advisors with specific reference to their own tax situations.

This general discussion of certain federal income tax consequences is based on the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations issued thereunder as in effect on the date of this Proxy Statement. New legislation, as well as administrative changes or court decisions, may significantly change the conclusions expressed herein, possibly with retroactive effect.

Prior to or on the last day of the Portfolio’s final taxable year, the Trustees may authorize an income or capital gain dividend that would be distributed in addition to the final liquidation distribution.

Consequences of the Liquidation of the Portfolio

Shares of the Portfolio are held by life insurance companies for their separate accounts under variable annuity contracts and variable life insurance policies and by other entities under qualified pension and retirement plans.

Under the provisions of the Code currently in effect, net income and net realized capital gains of the Portfolio are not currently taxable when left to accumulate within a variable annuity contract or variable life insurance policy or under a qualified pension or retirement plan.

Section 817(h) of the Code provides that the investments of a separate account underlying a variable insurance contract (or the investments of a mutual fund, the shares of which are owned by the variable separate account) must be “adequately diversified” in order for the contract to be treated as an annuity or as life insurance for federal income tax purposes. The Treasury Department has issued regulations explaining these diversification requirements. The Portfolio believes that it has complied, and will continue to comply, with these requirements until liquidation.

For information on federal income taxation of a life insurance company with respect to its receipt of distributions from the Portfolio and federal income taxation of owners of the company’s variable annuity contracts or variable life insurance policies, refer to the life insurance company’s variable annuity contract or variable life insurance policy prospectus.

Continued Qualification as a Regulated Investment Company During the Liquidation Period

The Portfolio expects to retain its qualification as a regulated investment company (“RIC”) under the Code, during the liquidation period and, therefore, expects not to be taxed on any of its net capital gains realized from the sale of its assets or ordinary income earned that it timely distributes to Shareholders. In the unlikely event that the Portfolio should lose its status as a RIC during the liquidation process, (i) the Portfolio would be subject to taxes which would reduce any or all of the types of liquidating distributions and (ii) owners of variable annuity contracts and variable life insurance policies based on the Portfolio would be treated as owning Shares of the Portfolio (rather than their proportionate share of the assets of such portfolio) for purposes of the diversification requirements under Section 817(h) of the Code, and as a result might be taxed currently on the investment earnings under their contracts and thereby lose the benefit of tax deferral.

The Trustees of the Trust recommend that the Shareholders of the Portfolio approve the Plan of Liquidation.

ADDITIONAL INFORMATION

General

The holders of a majority of the Shares issued and outstanding and entitled to vote of the Portfolio, represented in person or by proxy, will constitute a quorum at the Meeting. In the event that the necessary quorum to transact business or the vote required to approve or reject a Proposal is not obtained at the Meeting, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of Proxies. Any such adjournment will require the affirmative vote of the holders of a majority of Shares of the Portfolio present in person or by proxy at the Meeting. Where an adjournment is proposed because the necessary quorum to transact business is not obtained at the Meeting, the persons named as proxies will vote in favor of such adjournment provided that such persons named as proxies determine that such adjournment and additional solicitation is reasonable and in the interests of Shareholders based on all relevant factors, including the nature of the proposal, the percentage of Shareholders present, the nature of the proposed solicitation activities and the nature of the reasons for the further solicitation. Where an adjournment is proposed because the vote required to approve or reject a Proposal is not obtained at the Meeting, the persons named as proxies will vote in favor of such adjournment those Proxies which they are entitled to vote in favor of a Proposal and will vote against any such adjournment those Proxies required to be voted against a Proposal. Pursuant to the Trust’s bylaws, the chairman of the Meeting or an officer of the Trust have the power to adjourn the Meeting from time to time. Abstentions will not be voted either for or against any such adjournment.

Principal Underwriter and Administrator

Morgan Stanley Distribution, Inc., whose principal address is 522 Fifth Avenue, New York, NY 10036, is the principal underwriter for the Trust. Morgan Stanley Investment Management Inc., whose principal address is 522 Fifth Avenue, New York, NY 10036, serves as the Trust’s administrator.

Submission of Shareholder Proposals

The Trust is not required and does not intend to hold regular shareholder meetings unless shareholder action is required in accordance with the 1940 Act. Shareholders who would like to submit proposals for consideration at future shareholder meetings of the Trust should send written proposals to Mary E. Mullin, Secretary, 522 Fifth Avenue, New York, NY 10036. To be considered for presentation at a shareholders’ meeting, rules promulgated by the SEC require that, among other things, a shareholder’s proposal must be received at the offices of the Trust within a reasonable time before a solicitation is made. Timely submission of a proposal does not necessarily mean that such proposal will be included.

OTHER MATTERS

The Board knows of no business, other than that set forth in the Notice of Special Meeting of Shareholders, to be presented for consideration at the Meeting. However, the Proxy Statement confers discretionary authority upon the persons named therein to vote as they determine on other business, not currently contemplated, which may come before the Meeting.

MARY E. MULLIN
  Secretary

Dated: July 21, 2017

Shareholders who do not expect to be present at the Meeting for the Trust and who wish to have their Shares voted are requested to vote their Shares over the Internet, by telephone or by dating and signing the enclosed Voting Instruction Card and returning it in the enclosed envelope. No postage is required if mailed in the United States.

EXHIBIT A

PLAN OF LIQUIDATION

The following Plan of Liquidation (the “Plan”) of Mid Cap Growth Portfolio (the “Portfolio”), a series of Morgan Stanley Select Dimensions Investment Series (the “Trust”), a business trust organized and existing under the laws of the Commonwealth of Massachusetts, which operates as an open-end diversified management investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”), is intended to accomplish the complete liquidation of the Portfolio and the redemption of all of the issued and outstanding shares of the Portfolio and the termination of the Trust in conformity with the provisions of the Trust’s Declaration of Trust, dated June 2, 1994, as amended (the “Declaration of Trust”), and under Massachusetts law.

WHEREAS, the Trust’s Board of Trustees (the “Board”) has deemed it advisable and in the best interests of the Portfolio and its shareholders for the Portfolio to liquidate its assets and to redeem all of its issued and outstanding shares and terminate the Trust, and the Board, on June 14, 2017, considered the matter and authorized such liquidation and such redemption and the termination of the Portfolio and the Trust, all pursuant to this Plan, and subject to the approval of the Portfolio’s shareholders.

NOW, THEREFORE, the liquidation of the Portfolio and the redemption of all of the issued and outstanding shares of the Portfolio and termination of the Trust shall be carried out in the manner hereinafter set forth:

1.              Effective Date of Plan.  This Plan shall be and become effective upon written notice by the Trustees, or their designees, to all of the shareholders of the Portfolio and the approval of the Plan by such shareholders (the “Effective Date”).  Such notice to the shareholders of the Portfolio shall comply with Section 6.9(j) of the Declaration of Trust relating to the Trustees’ power to liquidate a series of the Trust and terminate the Trust, subject to the approval of shareholders of such series and Trust and Section 6.7 of the Declaration of Trust relating to notices to shareholders.

2.              Cessation of Business.  After the Effective Date, the Portfolio shall not engage in any business activities except for the purpose of winding up its business and affairs, preserving the value of its assets and distributing its assets to its shareholders in redemption of the issued and outstanding shares of the Portfolio in accordance with the provisions of this Plan after the payment to (or reservation of assets for payment to) all creditors of the Portfolio; provided that the Portfolio shall, prior to the making of the final liquidating distribution, continue to honor requests for the purchase and redemption of shares as permitted in the Portfolio’s prospectus and may, as determined to be appropriate by the Board, make payment of dividends and other distributions to shareholders and permit the reinvestment thereof in additional shares, as applicable.

3.              Liquidation of Assets.  The Portfolio shall cause the liquidation of its assets to cash form as practicable consistent with the terms of the Plan.

4.              Payment of Debts.  As soon as practicable after the Effective Date, the Portfolio shall determine and pay (or reserve sufficient amounts to pay) the amount of all known or reasonably ascertainable liabilities of the Portfolio incurred or expected to be incurred prior to the date of the liquidating distribution provided in Section 5 below.

5.              Liquidating Distribution.  As soon as practicable after the Effective Date, the Portfolio will mail or wire, as applicable, the following to each shareholder of record who has not redeemed its shares:  (i) a liquidating distribution equal to the shareholder’s proportionate interest in the remaining assets of the Portfolio (after the payments and creation of the reserves contemplated by Section 4 above) in redemption of all of the issued and outstanding shares of the Portfolio held by such shareholder, and (ii) information concerning the sources of the liquidating distribution.

6.              Expenses of Liquidation and Termination.  Except as may be otherwise agreed to between the Trust and its investment adviser, Morgan Stanley Investment Management Inc., all expenses incurred by or allocable to the Portfolio in carrying out this Plan, liquidating the Portfolio and redeeming the issued and outstanding shares of the Portfolio and terminating the Trust shall be borne by the Portfolio.

7.              Power of the Board of Trustees.  The Board and, subject to the general direction of the Board, the officers of the Trust, shall have authority to do or authorize any and all acts and things as provided for in this Plan and any and all such further acts and things as they may consider necessary or desirable to carry out the purposes of this Plan, including without limitation, the execution and filing of all certificates, documents, information returns, tax returns, forms, and other papers which may be necessary or appropriate to implement this Plan or which may be required by the provisions of the Investment Company Act, the Securities Act of 1933, as amended, and applicable Massachusetts law.

The death, resignation or other disability of any trustee or any officer of the Trust shall not impair the authority of the surviving or remaining trustees or officers to exercise any of the powers provided for in this Plan.

8.              Amendment of the Plan.  The Board shall have the authority to authorize such variations from or amendments to the provisions of this Plan (other than the terms of the liquidating distribution) as may be necessary or appropriate to effect the complete liquidation and termination of existence of the Portfolio and termination of the Trust, and the distribution of assets of the Portfolio to its shareholders in redemption of the issued and outstanding shares of the Portfolio, all in accordance with the purposes intended to be accomplished by this Plan.

9.              Satisfaction of Federal Income and Excise Tax Distribution Requirements.  At or immediately prior to the liquidation date, the Trust shall, if necessary, have declared and paid a dividend or dividends which, together with all previous such dividends, shall have the effect of distributing to the shareholders of the Portfolio all of the Portfolio’s investment company taxable income for taxable years ending at or prior to the liquidation date (computed without regard to any deduction for dividends paid) and all of its net capital gain, if any, realized in taxable years ending at or prior to the liquidation date (after reduction for any capital loss carry-forward) and any additional amounts necessary to avoid any excise tax for such periods.

10.       Governing Law.  This Plan shall be governed and construed in accordance with the laws of the Commonwealth of Massachusetts.

Morgan Stanley Select Dimensions Investment Series,

On behalf of the Mid Cap Growth Portfolio

By:
Name:
Title: